Exhibit (21)
COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES & AFFILIATES
As Of December 31, 2016

Cooper Tire & Rubber Company (Parent) (Delaware)
Cooper International Holding Corporation (Delaware)
Cooper International Rubber, Limited (Jamaica) (Inactive)
Cooper Tire & Rubber Company de Mexico S.A. de CV (Mexico) (98.62% - see below for additional 1.38% for a total of 100%)
Cooper Tire & Rubber Company Brazil Ltda. (Brazil)
Corporación de Occidente SA de CV (Mexico) (16.86% – see below for additional 41.57% for a total of 58.43%)
Inversionistas del Bajío SA de CV (Mexico)
Corporación de Occidente SA de CV (Mexico) (41.57% - see above for additional 16.86% for a total of 58.43%)
Cooper Latin America Services, SRL de CV (Mexico)
Cooper de Mexico Servicios Adminstrativos, SRL de CV (Mexico)
Cooper Tire & Rubber Company Columbia S.A.S. (Columbia)
Cooper Receivables LLC (Delaware)
Cooper Tire Holding Company (Ohio)
Cooper Tire & Rubber Company de Mexico S.A. de CV (Mexico) (1.38% - see above for additional 98.62% for a total of 100%)
Qingdao Ge Rui Da Rubber Co., Ltd. (PRC) (5%-see below for additional 60% for a total of 65%)
Cooper Tire International Trading Company (Cayman Islands)
Registered Branch Office (Singapore)
Cooper Tire & Rubber International Trading Limited (Cayman Islands)
Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)
Cooper Global Holding Co., Ltd. (Barbados) (25% - see below for additional 75% for a total of 100%)
Cooper (Kunshan) Tire Co., Ltd. (PRC)
Cooper Tire (China) Investment Co., Ltd. (PRC)
Cooper Tire Asia-Pacific (Shanghai) Trading Co., Ltd. (PRC)
Qingdao Ge Rui Da Rubber Co., Ltd. (PRC) (60%-see above for additional 5% for a total of 65%)
Cooper Tire & Rubber Foundation (Ohio)
Cooper Tyre & Rubber Company UK Limited (England)
Cooper Tire & Rubber Company Deutschland GmbH (Germany)
Cooper Tire & Rubber Company Slovakia s.r.o. (Slovakia)
Cooper Tire & Rubber Company Espana S.L. (Spain)
Cooper Tire & Rubber Company Europe Limited (England)
Cooper Tire & Rubber Company International Development Limited (England)
Cooper Tire & Rubber Company France Sarl (France)
Cooper Tire & Rubber Company Italia S.r.l. (Italy)
Cooper Tire & Rubber Company Suisse SA (Switzerland)
CTB (Barbados) Investment Co., Ltd. (Barbados)
Cooper Global Holding Co., Ltd. (Barbados) (75% - see above for additional 25% for a total of 100%)
Cooper Tire & Rubber Holding B.V. (The Netherlands)
Cooper Tire & Rubber Company Serbia d.o.o. (Republic of Serbia)
Cooper Tire & Rubber Holding Netherlands 1 B.V. (The Netherlands)
Registered Branch Office (Russia)
Cooper Tire & Rubber Holding Netherlands 2 B.V. (The Netherlands)
CTBX Company (Ohio)
Registered Branch Office (Chile)
CTTG Inc. (Ohio)
Master Assurance & Indemnity Ltd. (Bermuda)
Cooper Tire & Rubber Company Canada Ltd. (Canada)
Max-Trac Tire Co., Inc. (Ohio)
Mickey Thompson Performance Racing Inc. (Ohio)
MHPP Inc. (Ohio) (Inactive)